Exhibit 4.28

Supplemental Agreement II to the Equity Interests Disposal Agreement

This Supplemental Agreement II to the Equity Interests Disposal Agreement (hereinafter referred to as the “Supplemental Agreement”) is entered into by the following Parties on September 29, 2016 in Shenzhen, China:

Party A : Giganology (Shenzhen) Co., Ltd.

Address: Room 802, Building No.11, Shenzhen Software Park, Central District of High-tech Park, Nanshan District, Shenzhen

Party B:

(1)	Zou Shenglong, a PRC resident with ID No.: XXXXXXXXXXX and residential address at XXXXXXXXXXX, Guangdong Province, PRC;

(2)	Cheng Hao, a PRC resident with ID No.: XXXXXXXXXXX and residential address at XXXXXXXXXXX, Guangdong Province, PRC;

(3)	Wang Fang, a PRC resident with ID No.: XXXXXXXXXXX and residential address at XXXXXXXXXXX, Guangdong Province, PRC;

(4)	Shi Jianming, a PRC resident with ID No.: XXXXXXXXXXX and residential address at XXXXXXXXXXX, Shanghai; and

(5)	Guangzhou Shulian Information Investment Co., Ltd., business license No.: XXXXXXXXXXX, with registered address at XXXXXXXXXXX, Guangzhou.

Party C: Shenzhen Xunlei Networking Technologies Co., Ltd.

Address: 7&8/F, Building No.11, Shenzhen Software Park, Keji Mid. 2nd Road, Nanshan District, Shenzhen

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing within the territory of PRC;

2.	Party C is a limited liability company registered in PRC, and the individuals and entity of Party B are shareholders of Party C, jointly holding 100% equity of Party C;

3.	The Parties entered into the Equity Interests Disposal Agreement on November 15, 2006 and the Supplemental Agreement to the Equity Interests Disposal Agreement on May 10, 2011 (hereinafter collectively referred to as “Original Equity Interests Disposal Agreement”); and

4.	As the term of the Original Equity Interests Disposal Agreement is about to expire, upon friendly negotiation and on the principles of equality and mutual benefits, the Parties agree to enter into this Supplemental Agreement to specify the renewal of the Original Equity Interests Disposal Agreement.

IT IS HEREBY AGREED THAT:

1.	At the request of Party A, the Parties agree to renew the term of the Original Equity Interests Disposal Agreement for ten (10) years (“Renewal Term”). Prior to the expiry of the Renewal Term agreed herein, unless Party A requests in writing to terminate the Original Equity Interests Disposal Agreement, the term of the Original Equity Interests Disposal Agreement will automatically renew for ten (10) years without limitation on the number of times of renewal.

2.	During the Renewal Term, the Parties shall perform the Original Equity Interests Disposal Agreement according to the provisions therein, and the rights and obligations of the Parties shall be determined in accordance with the Original Equity Interests Disposal Agreement.

3.	This Supplemental Agreement only relates to the change of term of the Original Equity Interests Disposal Agreement, without change to other provisions of the Original Equity Interests Disposal Agreement.

4.	This Supplemental Agreement shall take effect from the date when the Parties duly sign it. This Supplemental Agreement shall be supplementary to the Original Equity Interests Disposal Agreement and have the same legal effect as the Original Equity Interests Disposal Agreement.

5.	This Supplemental Agreement is written in Chinese and made in septuplicate, with each Party holding one (1) copy, and all copies shall have the same legal effect.

[The remainder of this page is intentionally left blank.]

[This is the signature page of the Supplemental Agreement II to the Equity Interests Disposal Agreement.]

Party A : Giganology (Shenzhen) Co., Ltd.

/s/ Zou Shenglong

Legal Representative or Authorized Representative (Signature and Seal)

/s/ Seal of Giganology (Shenzhen) Co., Ltd.

Party B:

Zou Shenglong

/s/ Zou Shenglong

Signature

Cheng Hao

/s/ Cheng Hao

Signature

Wang Fang

/s/ Wang Fang

Signature

Shi Jianming

/s/ Shi Jianming

Signature

Guangzhou Shulian Information Investment Co., Ltd.

/s/ Yang Fei

Legal Representative or Authorized Representative (Signature and Seal)

/s/ Seal of Guangzhou Shulian Information Investment Co., Ltd.

Party C: Shenzhen Xunlei Networking Technologies Co., Ltd.

/s/ Zou Shenglong

Legal Representative or Authorized Representative (Signature and Seal)

/s/ Seal of Shenzhen Xunlei Networking Technologies Co., Ltd.